       Filed with the Securities and Exchange Commission on April 23, 1999

                                                 Registration No.______________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             Monterey Pasta Company
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Delaware                                77-0227341
-------------------------------------   ---------------------------------------
     (State or other jurisdiction         (I.R.S. employer identification no.)
  of incorporation or organization)

                               1528 Moffett Street
                                Salinas, CA 93905
             ------------------------------------------------------
               (Address of principal executive offices) (Zip code)

                             MONTEREY PASTA COMPANY
                       INDIVIDUAL STOCK OPTION AGREEMENTS
             ------------------------------------------------------
                            (Full title of the plan)


                                 R. Lance Hewitt
                      President and Chief Executive Officer
                               1528 Moffett Street
                                Salinas, CA 93905
             ------------------------------------------------------
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (831) 753-6262

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

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

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                         CALCULATION OF REGISTRATION FEE

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                                                         Proposed          Proposed
        Title of                                         maximum            maximum
    Securities to be                 Amount to be     offering price       aggregate              Amount of
      registered(1)                  registered(2)      per share(3)    offering price(3)     registration fee
--------------------------------------------------------------------------------------------------------------
INDIVIDUAL STOCK OPTION AGREEMENTS
WITH STEVEN A. NESS, EDWARD P.
GISTARO AND ALBERT MIJANGOS

Common Stock                             300,000      $        2.33     $   699,000.00        $        194.32
Par Value $0.001


------------------------------
1    The securities to be registered include options to acquire Common Stock.

2    Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

3    The price is computed on the basis of the actual exercise price of the options.

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                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          Monterey Pasta Company (the "Company") hereby incorporates by reference in this registration statement the following documents:

          (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Company's latest fiscal year ended December 27, 1998 as filed with the Securities and Exchange Commission on March 17, 1999.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

          (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   DESCRIPTION OF SECURITIES

          The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Inapplicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to corporation or its stockholders for monetary damages for breach or alleged breach of the director's "duty of care." While this statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on a director's duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law,

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illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit.
As permitted by the statute, the Company has adopted provisions in its Certificate of Incorporation which eliminate to the fullest extent permissible under Delaware law the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care.

          Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers, directors, employees and agents of a corporation. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by under Delaware law, including those circumstances in which indemnification would otherwise be discretionary under Delaware law. The Company's Bylaws also empower it to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Company has entered into agreements with its directors and certain of its executive officers that require the Company to indemnify such persons to the fullest extent permitted under Delaware law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Company or any of its affiliated enterprises. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

          Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Inapplicable.

Item 8.   EXHIBITS

          See Exhibit Index.

Item 9.   UNDERTAKINGS

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

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               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                  SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salinas, State of California, on April 16, 1999.


                                       MONTEREY PASTA COMPANY

                                       By: /s/ R. Lance Hewitt
                                       ------------------------
                                           R. Lance Hewitt
                                           President and Chief Executive Officer


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                        SIGNATURES AND POWER OF ATTORNEY

     The officers and directors of Monterey Pasta Company whose signatures appear below, hereby constitute and appoint R. Lance Hewitt and Stephen L. Brinkman, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                         Title                    Date
-----------------------------   -----------------------------   --------------

/s/ R. Lance Hewitt             President, Chief Executive      April 16, 1999
-----------------------------   Officer and Director
R. Lance Hewitt                 (Principal Executive Officer)


/s/ Stephen L. Brinkman         Chief Financial Officer         April 16, 1999
-----------------------------   (Principal Financial and
 Stephen L. Brinkman            Accounting Officer)


  /s/ Charles B. Bonner         Director                        April 16, 1999
-----------------------------
Charles B. Bonner


-----------------------------   Director                        April ____, 1999
Floyd R. Hill


/s/ Thomas E. Kees              Director                        April 16, 1999
-----------------------------
Thomas E. Kees


/s/ Van Tunstall                Director                        April 20, 1999
-----------------------------
Van Tunstall

                                Director                        April ____, 1999
-----------------------------
James Wong


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                                   EXHIBIT INDEX

4.1 Certificate of Incorporation of the Company dated August 1, 1996 is incorporated by reference from Exhibit B to the Company's Proxy Statement for the Special Meeting of Shareholders held on August 1, 1996, filed with the Securities and Exchange Commission on June 27, 1996 ( No. 001-11777) ("1996 Proxy")

4.2 Bylaws of the Company are incorporated by reference to Exhibit C to the 1996 Proxy

4.3 Stockholders Rights Agreement dated May 15, 1996 between the Company and Corporate Stock Transfer, as rights agent, is incorporated by reference from Item 2 of Form 8-A filed with the Securities and Exchange Commission on May 28, 1996 (No. 000-22534)

5     Opinion re legality

23.1  Consent of Counsel (included in Exhibit 5)

23.2  Consent of BDO Seidman LLP

24 Power of Attorney (included in signature pages to this registration statement)